EXHIBIT 10.1
ASSIGNMENT OF PARTICIPATION INTEREST AND
TERMINATION OF PARTICIPATION AGREEMENT
THIS ASSIGNMENT OF PARTICIPATION INTEREST AND TERMINATION OF PARTICIPATION AGREEMENT (this “Agreement”) is made as of the 7th day of April, 2021 by and among REGO II BORROWER LLC, a Delaware limited liability company, with a place of business at c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (“Rego II”), in its capacity as the A-2 Holder under the Participation Agreement (as defined below) (the “A-2 Holder”), Rego II, in its capacity as Borrower under the Loan Agreement (as defined below) (the “Borrower”), BANK OF CHINA, NEW YORK BRANCH, with a place of business at 7 Bryant Park, 1045 Avenue of the Americas, 13th Floor, New York, New York 10018 (“BOC”), in its capacity as the A-1 Holder under the Participation Agreement (the “A-1 Holder”) and BOC, in its capacity as Lender under the Loan Agreement (the “Lender”).
W I T N E S S E T H:
WHEREAS, to refinance the existing indebtedness secured by certain land and improvements located at 61-35 Junction Boulevard, Queens, New York (the “Mortgaged Property”), Lender agreed to provide Borrower with a loan in the original principal amount of Two Hundred Fifty-Two Million Five Hundred Forty-Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53) (the “Loan”) pursuant to the terms of a that certain Amended and Restated Loan and Security Agreement between BOC and Borrower dated as of December 12, 2018 (as heretofore amended and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS, the Loan is evidenced by that certain Second Amended and Restated Promissory Note, dated as of December 12, 2018 in the original principal amount of Two Hundred Fifty-Two Million Five Hundred Forty-Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53) (the “Note”) and secured by, among other things, that Second Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement encumbering the Mortgaged Property dated as of December 12, 2018 (as amended from time to time, the “Mortgage”; the Loan Agreement, the Mortgage, the Note and the other documents executed and delivered in connection with the Loan are hereinafter referred to as the “Loan Documents”);
WHEREAS, pursuant to that certain Second Amended and Restated Participation and Servicing Agreement dated February 14, 2020 (the “Participation Agreement”) between A-1 Holder and Alexander’s of Rego Park II Participating Lender LLC (“Prior A-2 Interest Holder”), a 19.79856100378468% participation interest (the “Participation A-2”) in the Loan Documents was created in the Loan Documents including, without limitation, the instruments set forth on Schedule A annexed hereto and made a part hereof, which instruments evidence the Participation A-2 (referred to herein as the “Owned Interest”) originally in favor of the Prior A-2 Interest Holder;
WHEREAS, pursuant to that certain Assignment of Participation Interest dated as of the date hereof, in exchange for good and valuable consideration, Prior A-2 Interest Holder assigned the Owned Interest to A-2 Holder in its entirety; and
WHEREAS, the parties hereto have agreed to a consensual surrender of the Owned Interest and a reduction of the outstanding principal balance of the Loan as more particularly set forth in this Agreement

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender, A-1 Holder and A-2 Holder agree as follows:
1.Further Assignment of Owned Interest. A-2 Holder hereby agrees to sell, assign and transfer to Lender all of its right, title and interest in and to the Owned Interest on the date hereof. As consideration for the foregoing assignment of the Owned Interest to Lender, Lender hereby agrees to credit an amount equal to Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Paydown Funds”) against the outstanding principal balance of the Loan under the Loan Agreement, as partial payment of Borrower’s obligations thereunder.
2.Termination of Owned Interest. A-2 Holder and Borrower hereby acknowledge the receipt and sufficiency of the foregoing consideration for the assignment of the Owned Interest to Lender, and upon the credit of the Paydown Funds by BOC to the Loan, A-1 Holder, A-2 Holder, Borrower and Lender acknowledge and agree that the Owned Interest is forever terminated and extinguished.
3.Participation Agreement. All related rights, obligations, liabilities, interests and claims of the A-1 Holder and A-2 Holder pursuant to the Participation Agreement thereto are hereby cancelled, terminated, released and extinguished. For the avoidance of doubt, Borrower’s obligations to BOC, as Lender under the Loan Documents, remain in full force and effect and are unaffected hereby.
4.Amendments; Entire Agreement. This Agreement constitutes the entire agreement of Lender, Borrower, A-1 Holder, and A-2 Holder with respect to the subject matter referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto, including but not limited to the Participation Agreement. This Agreement may not be amended, modified, waived or supplemented except by an instrument in writing executed by the Parties.
5.Outstanding Principal Balance. Borrower and Lender hereby acknowledge that after application of the Paydown Funds, the current outstanding principal balance of the Loan is Two Hundred Two Million Five Hundred Forty-Three Thousand Six Hundred Six and 53/100 Dollars ($202,543,606.53).
6.Governing Law. Consistent with the Participation Agreement, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within the State.
7.Counterparty Execution; Telecopies. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding on the Parties. Transmission by PDF or similar electronic file by electronic mail of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
[Signatures on the Following Page]

IN WITNESS WHEREOF, Lender, Borrower, A-1 Holder and the A-2 Holder have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.
LENDER:

BANK OF CHINA, NEW YORK BRANCH

By: /s/ Raymond L. Qiao
Name: Raymond L. Qiao
Title: Executive Vice President

A-1 HOLDER:

BANK OF CHINA, NEW YORK BRANCH

By: /s/ Raymond L. Qiao
Name: Raymond L. Qiao
Title: Executive Vice President

S-1

BORROWER:

REGO II BORROWER LLC

By: /s/ Michael J. Franco
Name: Michael J. Franco
Title: Authorized Signatory

A-2 HOLDER

REGO II BORROWER LLC

By: /s/ Michael J. Franco
Name: Michael J. Franco
Title: Authorized Signatory
S-2

SCHEDULE A
(all dated as of December 12, 2018)
1.Amended and Restated Loan and Security Agreement
2.Second Amended and Restated Promissory Note, dated as of December 12, 2018 in the original principal amount of Two Hundred Fifty-Two Million Five Hundred Forty-Three Thousand Six Hundred Six and 53/100 Dollars ($252,543,606.53)
3.Second Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement encumbering the Mortgaged Property
4.Section 255 Affidavit (Mortgage)
5.Amended and Restated Assignment of Leases and Rents
6.Section 255 Affidavit (ALR)
7.Amended and Restated Guaranty of Recourse Carveouts
8.Amended and Restated Environmental Indemnity Agreement
9.Amended and Restated Assignment, Consent and Subordination of Management Agreement
10.Amended and Restated Assignment of Contracts, Licenses and Permits
11.UCC-1 Financing Statements - Queens County, NY
12.UCC-1 Financing Statements - Delaware Secretary of State
13.Settlement Statement
14.Certificate of Mortgage Borrower
15.W-9 Form
S-3